UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2024

BLUE STAR FOODS CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-40991	82-4270040
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 NW 109th Avenue

Miami, Florida 33172

(Address of principal executive offices)

Registrant’s telephone number, including area code: (305) 836-6858

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, $0.0001	BSFC	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On November 19, 2024, Blue Star Foods Corp. (the “Company”) filed a resale registration statement on Form S-1 with the Securities and Exchange Commission which was declared effective on November 27, 2024. The resale registration statement was filed pursuant to a registration rights agreement with certain investors. As part of the Company’s strategic initiatives, the Company closed a private placement offering in August 2024 whereby it issued promissory notes in the aggregate principal amount of $550,000. The registration rights agreement was a part of the private placement offering.

The investors have the right, at any time on or following the earlier of (i) the date that any of the shares are registered for resale under a registration statement of the Company or (ii) the date that is six (6) months after the issue date, to convert all or any portion of the then outstanding and unpaid principal and interest into fully paid and non-assessable shares of our common stock. The conversion price is $1.50 per share, subject to adjustments.

These steps reflect our commitment to optimizing our financial strategies while reinforcing our dedication to maintaining a strong and stable fiscal outlook.

BLUE STAR FOODS CORP.

Date: December 3, 2024	By:	/s/ John Keeler
John Keeler Executive Chairman and Chief Executive Officer